EXHIBIT 99.1

Epiq Systems Announces First Quarter 2014 Results Led by 48% Organic Growth in eDiscovery Operating Revenue

KANSAS CITY, Kan., April 29, 2014 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results for the first quarter of 2014. For the quarter, total operating revenue was $116.2 million, an increase of 13% compared to $102.9 million for the prior year quarter. Highlights for the quarter include:

  First quarter 2014 operating revenue of $81.2 million for the Technology segment represented organic growth of 48% compared to 2013, reflecting the continued strength of Epiq's global leadership position in the eDiscovery market.

  Completed a repricing of the $300.0 million term loan under the senior secured credit agreement. The repricing lowered the term loan interest rate by a total of 50 basis points.

  Declared a cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on June 3, 2014 to shareholders of record at the close of business on May 1, 2014.

  Epiq's Board of Directors appointed W. Bryan Satterlee to the newly created position of independent Lead Director.

Tom W. Olofson, chairman and CEO of Epiq Systems, stated, "Organic revenue growth in our Technology segment continues to be strong and demonstrates our market leadership in a highly fragmented eDiscovery market. We were also pleased to be able to lower our future interest expense by repricing our term loan and to reaffirm our commitment to returning value to shareholders with our announcement of a $0.09 per share cash dividend. In addition, our Board moved to further enhance our corporate governance practices with the appointment of Bryan Satterlee as lead independent director."

Financial Summary

First quarter 2014 results were impacted by an acquisition-related fair value adjustment, term loan repricing costs and reorganization expenses totaling $4.9 million pre-tax ($0.08 per diluted share after tax). The impact related to these adjustments is excluded from non-GAAP financial results. Compared to $3.9 million net income reported for the first quarter 2013, first quarter 2014 resulted in a net loss of $2.3 million. First quarter 2014 net loss per diluted share was $0.07 compared to net income per diluted share of $0.11 for the year ago quarter.

First quarter 2014 non-GAAP net income was $6.8 million compared to $8.4 million for the year ago quarter, and non-GAAP net income per diluted share was in line with consensus at $0.19 compared to $0.23 for the year ago quarter. First quarter 2014 non-GAAP adjusted EBITDA was $23.5 million compared to $22.4 million for the year ago quarter.

Epiq's financial results for first quarter 2014 reflect the impact of strategic investments directed at the global expansion of the eDiscovery franchise, a continued higher mix of lower margin document review services compared to the prior year, fewer bankruptcy filings due to the current cyclical downturn in the bankruptcy market and a delay in activity related to a large settlement administration engagement.

Condensed consolidated statements of income, balance sheets and cash flows are attached.

Technology

First quarter 2014 operating revenue for the Technology segment was $81.2 million, representing 48% organic growth compared to $54.8 million for the year ago quarter. First quarter 2014 non-GAAP adjusted EBITDA was $22.3 million, up 36% compared to $16.4 million for the year ago quarter.

The Technology segment represented 70% of Epiq's total first quarter operating revenue, with growth occurring in both ESI (electronically stored information) and document review services. Global ESI solutions remained the primary service offering, representing approximately 55% of the first quarter 2014 Technology operating revenue, while global document review services represented approximately 45%. Epiq's international presence continues to benefit from both existing and new clients, which is reflected in international operating revenue growth in first quarter 2014 of 40% compared to the year ago quarter. International eDiscovery revenue represented approximately 16% of total Technology segment revenue in the first quarter 2014 compared to 17% for the year ago quarter.

Bankruptcy and Settlement Administration

First quarter 2014 operating revenue for the Bankruptcy and Settlement Administration segment was $35.1 million compared to $48.1 million for the year ago quarter. First quarter 2014 non-GAAP adjusted EBITDA for the segment was $12.0 million compared to $14.6 million for the year ago quarter.

First quarter 2014 operating revenue for bankruptcy was $17.4 million compared to $20.9 million in the prior year, and settlement administration operating revenue was $17.7 million compared to $27.3 million in the first quarter of 2013, which was the highest revenue quarter for settlement administration in 2013. Epiq's bankruptcy franchise continues to maintain market leadership in this period of low bankruptcy filings and revenues. According to the American Bankruptcy Institute, total bankruptcy filings in the United States decreased 12 percent in the first quarter 2014 compared to the year ago quarter with commercial filings down 22 percent for the same period. Settlement administration operating revenues decreased compared to the prior year due to activity related to a large private anti-trust engagement in the prior year period in addition to a delay in expected activity related to that same engagement this year.

Conference Call

Epiq will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed on the Investors page at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. International participants may dial (631) 813-4730. Please register at least 5 minutes prior to the start of the presentation to ensure timely access.

An archive of the internet broadcast will be available on Epiq's website until the next earnings call. A recording of the call will also be available through May 6, 2014, beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 22250349.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy and class action administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013

REVENUE:
Operating revenue	$ 116,220	$ 102,908
Reimbursable expenses	7,051	20,682
Total Revenue	123,271	123,590

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	57,635	52,496
Reimbursed direct costs	6,803	19,542
Selling, general and administrative	44,176	32,424
Depreciation and software and leasehold amortization	8,700	6,999
Amortization of identifiable intangible assets	3,120	4,966
Fair value adjustment to contingent consideration	1,142	--
Other operating expense	69	47
Total Operating Expense	121,645	116,474

INCOME FROM OPERATIONS	1,626	7,116

INTEREST EXPENSE (INCOME):
Interest expense	4,877	1,839
Interest income	(4)	(4)
Net Interest Expense	4,873	1,835

INCOME (LOSS) BEFORE INCOME TAXES	(3,247)	5,281

PROVISION (BENEFIT) FOR INCOME TAXES	(949)	1,344

NET INCOME (LOSS)	$ (2,298)	$ 3,937

NET INCOME (LOSS) PER SHARE – DILUTED	$ (0.07)	$ 0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	34,862	36,547

Cash dividends declared per common share	$ 0.09	$ 0.09

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
ASSETS:
Cash and cash equivalents	$ 19,193	$ 40,336
Trade accounts receivable, net	141,884	145,134
Property and equipment, net	73,893	72,118
Internally developed software costs, net	15,470	16,201
Goodwill	404,344	404,302
Other intangibles, net	37,998	41,117
Other	30,805	28,573

TOTAL ASSETS	$ 723,587	$ 747,781

LIABILITIES AND EQUITY
LIABILITIES:
Current liabilities, excluding debt	$ 45,522	$ 65,215
Indebtedness	309,227	312,457
Other non-current liabilities	42,073	44,095
EQUITY	326,765	326,014

TOTAL LIABILITIES AND EQUITY	$ 723,587	$ 747,781

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (2,298)	$ 3,937
Non-cash adjustments to net income (loss):
Depreciation and amortization	11,820	11,965
Other, net	5,688	2,784
Changes in operating assets and liabilities, net
Trade accounts receivable	3,093	(15,058)
Other, net	(19,134)	(8,973)
Net cash used in operating activities	(831)	(5,345)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, internally developed software	(10,901)	(5,224)
Other, net	4	10
Net cash used in investing activities	(10,897)	(5,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(2,133)	14,576
Common stock repurchases	(3,214)	(2,181)
Cash dividends paid	(3,152)	(3,233)
Payment of deferred acquisition consideration	(3,457)	--
Debt issuance costs	(837)	--
Other, net	3,343	639
Net cash provided by (used in) financing activities	(9,450)	9,801

Effect of exchange rate changes on cash	35	(283)

NET DECREASE IN CASH AND CASH EQUIVALENTS	$ (21,143)	$ (1,041)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

NET INCOME (LOSS)	$ (2,298)	$ 3,937
Plus:
Depreciation and amortization	11,820	11,965
Share-based compensation	3,539	1,539
Acquisition and related expense (1)	1,589	28
One-time technology expense (2)	2,113	580
Expense related to financing, net (3)	4,870	1,807
Litigation expense (4)	112	901
Timing of recognition of expense (5)	--	252
Reorganization expense (6)	2,655	--
Provision for income taxes	(949)	1,344
	25,749	18,416
NON-GAAP ADJUSTED EBITDA	$ 23,451	$ 22,353

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily relate to one-time charges for post-employment benefits under an executive resignation agreement.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013

NET INCOME (LOSS)	$ (2,298)	$ 3,937
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,872	2,980
Share-based compensation	2,124	923
Acquisition and related expense (2)	986	51
One-time technology expense (3)	1,268	348
Loan fee amortization	681	113
Litigation expense (4)	209	683
Timing of recognition of expense (5)	--	151
Reorganization expense (6)	1,593	--
Effective tax rate adjustment (7)	350	(768)
	9,083	4,481
NON-GAAP NET INCOME	$ 6,785	$ 8,418
NON-GAAP NET INCOME PER SHARE – DILUTED	$ 0.19	$ 0.23

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits under an executive resignation agreement.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

Technology	$ 81,169	$ 54,787

Bankruptcy	17,365	20,852
Settlement Administration	17,686	27,269
Total Bankruptcy and Settlement Administration	35,051	48,121

TOTAL OPERATING REVENUE	$ 116,220	$ 102,908

EPIQ SYSTEMS, INC.
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

Technology	$ 22,298	$ 16,392
Bankruptcy and Settlement Administration	11,951	14,599
Unallocated Corporate (1)	(10,798)	(8,638)

TOTAL NON-GAAP ADJUSTED EBITDA	$ 23,451	$ 22,353

(1) Non-GAAP unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, acquisition and related expense, one-time technology expense, non-routine litigation expense, timing of recognition of expense, and one-time reorganization expense.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013

NET INCOME (LOSS)	$ (2,298)	$ 3,937
Amounts re-allocated to nonvested shares	--	(39)
NET INCOME (LOSS) ADJUSTED FOR DILUTED CALCULATION	$ (2,298)	$ 3,898

BASIC WEIGHTED AVERAGE SHARES	34,862	35,600
Adjustment to reflect share-based awards	--	947
DILUTED WEIGHTED AVERAGE SHARES(1)	34,862	36,547

NET INCOME (LOSS) PER SHARE – DILUTED	$ (0.07)	$ 0.11

NON-GAAP NET INCOME	6,785	8,418
Amounts re-allocated to nonvested shares	(84)	(39)
NON-GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 6,701	$ 8,379

BASIC WEIGHTED AVERAGE SHARES	34,862	35,600
Adjustment to reflect share-based awards	553	947
DILUTED WEIGHTED AVERAGE SHARES	35,415	36,547

NON-GAAP NET INCOME PER SHARE – DILUTED	$ 0.19	$ 0.23

(1) Diluted weighted average shares outstanding for the three months ended March 31, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported for the first quarter of 2014.
CONTACT: Lew Schroeber, Investor Relations
         Telephone: 913-621-9500
         Email: ir@epiqsystems.com